Exhibit 24.12


                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a Director and/or Officer of Tupperware Corporation, a Delaware corporation (the "Corporation"), hereby constitutes and appoints Thomas M. Roehlk as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in the name and on behalf of the undersigned, to do any and all acts and things and to execute any and all instruments which the said attorney-in-fact and agent may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of the common stock, $.01 par value, of the Corporation on a Registration Statement on Form S-8, and to execute any and all amendments, including post-effective amendments, to the said Registration Statement, relating to the Tupperware Corporation
2000 Incentive Plan, as amended May 11, 2000 and August 10, 2000, as the same may be amended from time to time, including, without limitation, the power and authority to sign the name of the undersigned in his capacity as a Director and/or Officer of the Corporation, and to file the same, or cause the same to be filed, together with exhibits, supplements, appendices, instruments and other documents pertaining thereto, with the Securities and Exchange Commission, and hereby ratifying and confirming all that said attorney-in-fact and agent may have done, may do or may cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 14th day of November, 2000.


                                     /s/  Paul B. Van Sickle
                                     -----------------------
                                          Paul B. Van Sickle